                                                                   Exhibit 24(c)

                                                                        FORM S-4
                                                          Registration Statement



                         LONG ISLAND LIGHTING COMPANY

        I, KATHLEEN A. MARION, Corporate Secretary of LONG ISLAND LIGHTING COMPANY (the "Company"), a New York corporation, DO HEREBY CERTIFY that annexed hereto is a true, correct and complete copy of the resolution adopted at a meeting of the Board of Directors of the Company duly called and held on February 5, 1997, at which meeting a quorum was present and acting throughout.

        AND I DO FURTHER CERTIFY that the foregoing resolution has not been in any way amended, annulled, rescinded or revoked and that the same is still in full force and effect.

        WITNESS my hand and the seal of the Company this 25th day of June, 1997.



                                        /s/ Kathleen A. Marion
                                        -----------------------
                                        KATHLEEN A. MARION
                                        Corporate Secretary


(Corporate Seal)

                         LONG ISLAND LIGHTING COMPANY

                   (Resolution adopted on February 5, 1997)


        "RESOLVED, that

        1. the proper officers of this Company are authorized to execute and file with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the Joint Proxy Statement/Prospectus, as prescribed by said Commission pursuant to said Act and the rules and regulations promulgated thereunder, substantially in the form submitted to each of the directors with such additional changes therein as counsel for the Company shall approve;

        2. the proper officers of this Company are hereby authorized to make any payments and do any acts and things, including the execution and filing of any amendment to said Joint Proxy Statement/Prospectus as they may deem necessary or desirable to effect such filing; and the Corporate Secretary or any Assistant Corporate Secretary, or any other officer of this Company, is hereby authorized to certify and deliver to the Securities and Exchange Commission copies of this resolution as evidence of such powers."